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                                                                    EXHIBIT 16.1

August 21, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

     We have read Item 4 of Form 8-K dated August 21, 2001, of At Home Corporation and are in agreement with the statements contained in the first and third paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                            Sincerely,


                                            /s/ Ernst & Young LLP